SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 Amendment No. 5

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: December 7, 2011


                                EARN-A-CAR, INC.
             (Exact name of Registrant as specified in its charter)

             Nevada                       333-165301             27-1320213
  (State or other jurisdiction           (Commission           (IRS Employer
of incorporation or organization)        File number)        Identification No.)

                            Office 1 The Falls Centre
                           Corner Great North and Webb
                             Northmead, Benoni 1522
                            Republic of South Africa
               (Address of principal executive offices) (Zip Code)

      (Registrant's Telephone Number, Including Area Code) +27 11 425 1666

                        Victoria Internet Services, Inc.
                              2470 East 16th Street
                            Brooklyn, New York 11235
          (Former Name or Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
ITEM 5.01  CHANGES IN CONTROL OF REGISTRANT
ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 5.06  CHANGE IN SHELL COMPANY STATUS

All share and per share numbers in the narrative portion of this report reflect a 50 for 1 forward stock split resulting from the filing of a certificate of amendment to our articles of incorporation on November 14, 2011 which is reported in Item 3.01 of this report. The forward stock split has been completed and we are not awaiting any further approvals or clearances.

ITEMS 1.01 AND 5.06 On December 7, 2011, a simultaneous execution and closing was held under an Agreement and Plan of Reorganization (the Plan"), by and among Victoria Internet Services, Inc.(the "Company" "us" "we" ), Leon Golden (our then principal shareholder) ("Golden") and Earn-A-Car (PTY), LTD., a corporation organized under the laws of the Republic of South Africa ("EAC") and Depassez Investments Ltd, a Seychelles corporation ("DPL"), owned by Graeme T. Hardie (our new principal shareholder) ("Hardie").

Under the Plan DPL acquired 78,750,000 shares of our common stock from Golden for $150,000 and the balance of Golden's 205,000,000 shares (126,250,000 shares) were required by the Plan to be submitted to the transfer agent for cancellation and as required by the Plan DPI contributed all of the shares of EAC to the Company so that EAC became a wholly owned subsidiary of the Company and the business of the Company is now the business of EAC. Mr. Golden also resigned as an officer and director of the Company and John C Storey ("Storey") and Hardie were elected our directors and Storey was appointed our CEO and President with Hardie being appointed our Chairman of the board. Also, Bruce J Dunnington became CFO of EAC. As a result of the Plan, there was a change in control of the company as described below. The Plan contained the representations and warranties usually found in agreements of this type. Further, the company has decided to abandon its former business focused on tax preparation and will in future concentrate solely on the business of EAC.

On February 10, 2012 the company changed its name to Earn-a-Car Inc. to better reflect the nature of its operations and its business going forward.

BUSINESS OF EAC.

EAC was incorporated in South Africa on July 2, 2005 as Easycars Rental and Sales (Pty) Ltd. It is primarily engaged in the business of the rental of vehicles to retail customers on a monthly basis through its leased premises in Johannesburg in the country of South Africa. On July 18, 2011, its name was changed to "Earn-A-Car (PTY) Ltd." to better reflect its business model and differentiate EAC from other car rental companies.

EAC's business strategy is to enter car rental agreements that allow the renter to return the car with one calendar months' notice. The key differentiator to a normal car rental is that it allows its customers to earn their car by providing customers with a cash back bonus on termination of the rental agreement for each month that the customer was in good standing with EAC. This cash back along with a significant up-front administration fee is calculated to allow EAC to guarantee sufficient cash to allow the customer to buy the car or a similar car of his choice from EAC at the end of approximately 4 years. EAC's vehicles are equipped with immobilizing and positioning devices to protect the company if

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rental payments are not current. EAC's business model is to rent to persons whose financial credit would not ordinarily allow them to finance the purchase of an automobile. The business owned 622 at the end of October, 2012 and intends to grow this number significantly although there are no guarantees it will be able to do so.

EAC also sells pre-owned vehicles to retail customers through its same stores. This secondary activity is a result of our need to dispose of our older vehicles rather than a business activity in its own right.

EAC has no other material revenue earning businesses.

INDUSTRY OVERVIEW

Vehicle sales in South Africa 2012 First quarter showed 110,719 units recorded an improvement of 10,109 units or 10.0% compared to the 100,610 new cars sold during the corresponding quarter of 2011. Aggregate Industry commercial vehicle sales during the first quarter of 2012 were at 46 024 units recorded an increase of 347 units or a gain of 0.8% compared to the 45 677 units sold during the corresponding quarter of 2011. All sectors registered significantly slower growth during the first quarter of 2012 compared to the corresponding quarter in 2011. (See National Association of Automobile Manufacturers of South Africa http://www.naamsa.co.za/papers/2012_1stquarter/index.html). More importantly to EAC, Nearly 50% of all credit rated South Africans are blacklisted at credit bureaus, an increase of nearly 27% over the last 3 years and are consequentially unable to access typical car finance (See the National Credit Regulator publications 2010 December publications http://www.ncr.org.za/publications/ Credit_Monitor/NCR_CBM_2010Dec.pdf). This is the market that EAC is designed to service. We believe that we offer sub-prime credit car buyers with an opportunity to own a car that is not ordinarily available for persons with poor credit history. Thus while vehicle sales have gone sideways, the number of customers in our niche has grown substantially in real terms

OUR BUSINESS MODEL

We rent cars on a basis where the customer may return the car to us at any time on one calendar months' notice. However, we charge significant administrative and rental fees at the inception of the rental (about 20% of the cost to ourselves of the car and a further approximately 5%, being the first months rental, which is payable in advance). This means that persons that rent cars from us, although under no legal obligation to do so, will generally be persons that have a genuine long term interest in acquiring the car.

Our cars are equipped with sophisticated vehicle tracking and immobilization technology so that when a customer does not pay the monthly rental or extras or does not comply with their contract we can immobilize the car until the arrears are paid, the contract is complied with or the car collected. In our history of renting out more than 400 cars for over 4 years, we have only lost 3 vehicles, these to professional car thieves, never to a client. The technology also allows us to monitor excessive speeding and confirm or refute some of the details of any alleged accident as reported by our clients.

What distinguishes us from other car rental companies is that for every competed calendar month that our customers rent a car from us they partly earn their car through our cash back per completed month program at a rate of approximately $40
- $70 per month. This cash back amount is calculated by ourselves to ensure that, when combined with our up-front administration fee, it is sufficient to equal the estimated carrying value of the vehicle at the end of the term stipulated in each client's contract (normally 4 years) at which point we are able to guarantee, through this calculation, sufficient cash to the client to purchase the car from ourselves at the expected market price at the end of the

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client's term. In our experience about 10% of our customers have taken possession of their cars pursuant to our loyalty scheme. About 12 will do so in the 2012 calendar year.

All of our customers who leave our service have their cash back portion credited to their account when they exit our services. Should they terminate the rental before the end of their agreed term EAC first uses the cash bonus to refurbish any damage on the car beyond fair wear and tear and will then pay the client the remaining bonus in cash. The up-front administration fee is only ever returned to the customer if the car is purchased by the customer. Else this fee is retained by EAC. About 200 customers who left our services this calendar year have benefitted from our cash back program.

Because we rent automobiles to customers rather than financing the purchase thereof, we believe that we are not subject to certain South African financial regulatory regimes that generally apply to the automobile finance industry.

EAC sources its vehicles from auctions, corporate de-fleeting, private individuals and motor dealerships. It only buys pre-owned vehicles to avoid the new car premium (approximately 33%) and often buys 6 year old cars. (There is a steep reduction in the price of older cars as South African banks will not finance cars older than 5 years). The estimated cost to EAC to purchase a pre-owned vehicle is averages approximately $9,000 a car. The business currently owns approximately 630 cars, almost all of them utilized in the rent to own program and intends to grow this number significantly although there is no guarantee that it will be able to do so.

Renters are allowed to drive 3,500km (about 2,200 miles) a month and thereafter pay an additional 15c a km (25c/mile) on any overage. The customers' credit rating is also improved while they rent a car from EAC as their payment record is provided to credit bureaus. Because we are a car rental company and not a bank and merely rent cars, we believe that we are not subject to the Banks Act or the National Credit Act and this allows us to keep our rental to own program competitive and allows us to get our vehicles back easily if nonpayment occurs. We believe that our model, which offers a path to car ownership for persons with compromised credit, has potential for significant growth however there is no guarantee that our model will do so. We are currently only able to service a very small fraction of the enquiries that we receive. This is due to the limited number of vehicles that we own presently. We receive about 2,000 queries a month. We are currently only able to supply about 70 cars a month (50 new and 20+ returned cars) with current resources being 1/30th of these enquiries. We would service a greater number of the enquiries we receive if we had greater capital resources to enlarge our rental fleet.

EAC also sells pre-owned vehicles to retail customers through its Benoni premises. This secondary activity is a result of our need to dispose of our older vehicles rather than a business activity in its own right and allows us to recoup at least the carrying value of older vehicles. Profits and revenues from this activity are not material. EAC currently only holds 3 of its cars for outright sale in this manner.

We operate our own repair and reconditioning facilities to refurbish our cars returned to us or pre-owned cars purchased by us prior to renting out. This allows us to better control the costs of such reconditioning of returned or purchased cars and believe this allows us significant savings. We have 5 mechanics, an auto-electrician and support staff.

COMPETITION

We compete with other car rental companies, car leasing companies and banks. However, we believe that our operations, which we believe are not subject to the Banks Act or the National Credit Act, allow us to operate without direct competition in the market of persons with less than ideal credit histories who wish to acquire a car.

PROPERTIES

We currently rent our offices and workshop on a month to month basis at a cost of R24,000 ($3,200) for our offices and R10,000 ($1,325) per month for our repair facility (which we share with an unaffiliated party). We expect to double this space as we grow if our business continues to grow and we enlarge our fleet of rented cars. We believe that suitable additional space is available in the vicinity of our present facilities at a reasonable cost.

EMPLOYEES

As of December 11, 2011, we have 26 employees of whom 4 are executive, 4 are in sales 8 are clerical and 10 are engaged in automobile repairs. Our employees are not covered by a collective bargaining agreement and we consider our employee relations to be good. While we expect our business volumes to increase, we do not expect to have to increase staff significantly in the near future.

MARKETING

We market through Google on the internet, referrals and word of mouth. Total advertising expenditure is normally around $2,000 per month. We also pay approximately $50 to any person who provides us with a referral that results in a Lease. Our company website (www.earnacar.co.za) allows potential clients to register their interest online after which our sales staff makes contact. Our sales staff is incentivized with roughly 80% of remuneration being variable commission.

INSURANCE

We maintain comprehensive insurance on all cars but have an excess of R50,000 (about $6,500). Our average car is worth $8,600, so most of our cars are self insured. EAC covers the cost of repairs to its cars where a client has a bona fide accident. Should the accident be caused, for example, by speeding or driving under the influence, we attempt to recover the cost of the damage to our cars from our client and do not return the car to them when it has been repaired. Should the driver cause damage to another vehicle or individual, the driver is held responsible in South Africa, not EAC. Consequentially, there is no need for insurance for third party liability as may be imposed on owners of cars in accidents potentially in the USA. The costs to EAC of providing their clients with this comprehensive accident damage warrantee or self-insurance are less than $40 per month, less than 40% of what a vehicle insurer would charge.

                             MANAGEMENT (ITEMS 5.01)

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

As a result of the Plan we have new management who are experienced in our new business operation. The following table sets forth the name, age and position of each of our directors and executive officers.

          Name          Age                        Position
          ----          ---                        --------

Graeme Thomas Hardie    67   Chairman of the Board, Director (less than 1 year)

John Clifford Storey    50   President and CEO for the Company; Director, (less
                             than 1 year)

Bruce Dunnington        51   CFO for the Company; (less than 1 year)

The following is a brief description of the principal occupation and recent business experience of each of our directors and executive officers:

DR GRAEME HARDIE: CHAIRMAN

Dr Graeme Hardie has held the position of Chairman of Earn-A-Car Inc. since December 2011. Dr. Hardie is currently self-employed as a businessman and Architect. Dr. Hardie has been Chairman of the Board of Directors since the company's plan of reorganization in December of 2011. He became a director at the same time.

JOHN STOREY: PRESIDENT & CEO

John Storey has held the position of President and CEO since December of 2011, the month the company entered into plan of reorganization and merger with Earn-A-Car (Pty) Ltd, the South African Vehicle Rental Company. Prior to that, Mr. Storey was the Managing Director of the SA EAC subsidiary (4 years) and prior to that the MD of m Cubed Capital, a South African listed company (8 years). He became a director in December 2011. His full CV is available at http://www.linkedin.com/in/johncstorey.

John Storey is a South African Chartered Accountant and Member of South African Chartered Institute of Accountants, Chartered member of the Institute of Bankers in South Africa, has a Master of Business Administration and Institute of Marketing Management Diploma

BRUCE DUNNINGTON: CFO

Bruce Dunnington has held the position of CFO of Earn-A-Car Inc. since December of 2011. Prior to that, Mr. Dunnington was and is head of operations at EAC's operating company (5 years) the Managing Director of Automated Outsourcing Services Limited (South African company) a large, high volume administrator (8 years). His full CV is available at http://www.linkedin.com/profile/view?id= 6717558&locale=en_US&trk=tyah . Bruce Dunnington holds the following professional certifications; South African Chartered Accountant and Member of South Africa Institute of Chartered Accountants, Fellow member of the Chartered Institute of Management Accountants

COMPENSATION OF DIRECTORS

The Board of Directors may compensate directors for their services as such. The Board of Directors may also provide for the payment of all travel and out-of-pocket expenses in connection with Directors' attendance at Board meetings. Each board member serves for a one-year term until elections are held at each annual meeting.

Beginning December 1, 2011 The Chairman of Board of Directors shall be paid $8,000 per year.

Directors are elected at the Company's annual meeting of Stockholders and serve for one year until the next annual Stockholders' meeting or until their successors are elected and qualified. Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board. The Company may reimburse all Directors for their expenses in connection with their activities as directors of the Company.

FAMILY RELATIONSHIPS

There are no family relationships amongst our management and directors, except that Graeme Hardie is John Storey's uncle.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

To the best of our knowledge, during the past ten years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Commission or the commodities futures trading commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

DIRECTOR INDEPENDENCE

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of "independent directors."

COMPLIANCE WITH SECTION 16 (A) OF THE EXCHANGE ACT

Not applicable.

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CODE OF ETHICS

The Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial officer or controller or persons performing similar functions. Such Code of Ethics is filed as Exhibit 14.1 hereto.

RELATED PARTY LOANS

At the date of the reorganization, there were a number of loans from individuals and companies related to the management Further, some of these loans were related to the current management of EAC and/or the South African subsidiary. All of these loans to EAC are unsecured, have no fixed date of repayment and no related party loans charged interest at said date. One of the loans for an amount of $577,010 was from Trusts set up by Storey and Dunnington. These loans will be gradually repaid by EAC as it becomes able to afford to do so.

There were no loans to management outstanding at our last reporting date.

                         EXECUTIVE OFFICER COMPENSATION

The following Summary Compensation Table shows the compensation awarded to or earned by our Chief Executive Officer and other most highly compensated executive officers for fiscal 2011. The persons listed in the following Summary Compensation Table are referred to herein as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE

                                                                     Non-Equity      Nonqualified
 Name and                                                            Incentive         Deferred
 Principal                                    Stock       Option        Plan         Compensation     All Other
 Position       Year   Salary($)  Bonus($)   Awards($)   Awards($)  Compensation($)   Earnings($)   Compensation($)  Total($)
 --------       ----   ---------  --------   ---------   ---------  ---------------   -----------   ---------------  --------
John Storey     2011    [1]          0           0           0            0                0               0            0
President                            0           0           0            0                0               0            0
& CEO

Bruce
Dunnington      2011    [1]          0           0           0            0                0               0            0
CFO                                  0           0           0            0                0               0            0

----------
[1] The officers of the company are currently considered "at-will" employees. The company has no compensation agreements with these officers; however simple compensation arrangements have been made and summarized as follows:

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John Storey is currently under an arrangement to receive no compensation as
President and CEO of the company. No other compensation arrangements have been made with Mr. Storey at this time. Mr. Storey is currently retained as a consultant, and acting President &CEO for the company. He has waived further compensation at this time.

Bruce Dunnington is currently under an arrangement to receive no compensation as CFO of the company. No other compensation arrangements have been made with Mr. Dunnington at this time. Mr. Dunnington is currently retained as a consultant, and acting CFO for the company. He has waived further compensation at this time.

The President and CFO of the company have forgone salaries to an undetermined later date defined as some point in the future when the company is in better financial position to afford salary payments. The major shareholder (not EAC) has agreed to incentivise the President and CFO when the company meets certain milestones, which have not yet been finalized. This is expected to be agreed before the end of the next accounting period and will include options underwritten by the major shareholder and a cash salary from the Company.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

None.

OPTION EXERCISES AND STOCK VESTED TABLE

None.

PENSION BENEFITS TABLE

None.

NONQUALIFIED DEFERRED COMPENSATION TABLE

None.

ALL OTHER COMPENSATION TABLE

None.

PERQUISITES TABLE

None.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

None.

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
LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure.

Pursuant to the Plan, Leon Golden has resigned all positions with the Company.

PRINCIPAL STOCKHOLDERS (ITEM 5.02)

  The following table sets forth information regarding beneficial ownership of our common stock as of December 9, 2011 by (i) any person or group with more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all such executive officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, Office 1 The Falls Centre, Corner Great North and Webb, Northmead, Benoni 1522, Union of South Africa. Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table to our knowledge have sole voting and investment power with respect to all shares of securities shown as beneficially owned by them.

Name and Address of                             Amount and Nature of     Percent
 Beneficial Owner              Office              Beneficial Owner     of Class
 ----------------              ------              ----------------     --------

John Storey                   Director, CEO,                  0            0%
                              President

Graeme Hardie                 Chairman of the        78,750,000(1)      70.0%(1)
210 Rutgers Place             Board and a
Nutley, New Jersey 07110      Director,
                              Secretary, Treasurer

Bruce Dunnington              COO                             0            0%

Depassez Investments Ltd      --                     78,750,000(1)      70.0%(1)

All Officers and Directors                           78,750,000(1)      70.0%(1)
 as a group (3 Persons)

----------
(1) Depassez Investments Ltd is a Seychelles corporation and holds these shares. Mr. Hardie owns all of the shares of Depassez Investments Ltd and accordingly, is the indirect owner of these shares.

The Company does not have any change of control or retirement arrangements with its executive officers.

CHANGES IN CONTROL

We know of no contractual arrangements which may at a subsequent date result in a further change of control in the Company.

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
MANAGEMENT'S DISCUSSION AND ANALYSIS (ITEM 2.01)

FORWARD LOOKING STATEMENTS

This Quarterly Report on Form 10-Q contains "forward-looking" statements as such term is defined in the Private Securities Litigation Reform Act of 1995 and information relating to the Company that is based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. When used in this report, the words "anticipate," "believe," "estimate," "expect" and "intend" and words or phrases of similar import, as they relate to the Company or Company management, are intended to identify forward-looking statements. Such statements reflect the current risks, uncertainties and assumptions related to certain factors including, without limitations, competitive factors, general economic conditions, customer relations, relationships with vendors, the interest rate environment, governmental regulation and supervision, seasonality, distribution networks, product introductions and acceptance, technological change, changes in industry practices, onetime events and other factors described herein and in other filings made by the Company with the Securities and Exchange Commission. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company does not intend to update these forward-looking statements. The information in this section should be read in conjunction with the financial statements included herein, including the notes thereto.

RESULTS OF OPERATIONS OVERVIEW

FY ENDED FEBRUARY 28, 2012 V. FY ENDED FEBRUARY 28, 2011

Revenues increased modestly from $2,033,805 in FY 2010 to $2,137,606 in FY 2011 or by $103,801 or 5% as our ability to expand our operations was limited by capital constraints. We adopted various operating efficiencies which allowed us to reduce our expenses from $1,767,834 in FY 2010 to $1,737,041 in FY 2011, a decrease of $30,793 or approximately 1.6%. As a result of increased revenue and decreased expenses, net income increased from $266,416 in FY 2010 to $400,720 in FY 2011 or by $134,304 or 50.4%. If we are to grow, we must increase our level of operations in terms of automobiles rented as well as our marketing effort. This may cause periodic fluctuations in our results.

Q2 FY ENDING FEBRUARY 2, 2012 V. Q2 FY ENDED FEBRUARY 28, 2011

Revenues increased from $504,189 in Q2 of FY 2011 to $632,729 in Q2 of FY 2012 or by $119,320 or 23.7% as our ability to expand was enhanced by our increased investment capital and we expanded our marketing effort. We continued various operating efficiencies, however, we also strove to increase our overall level of operations. As a result, our operating expenses rose from $253,909 in Q2 of FY 2011 to $528,476 in Q2 of FY 2012 or $174,567 or 49.3% . As a result of increases in expense exceeding increases in revenue, net income declined from $150,280 in Q2 of FY 2011 to $95,033 in Q2 of FY 2012. As we continue to seek to expand our operations, we anticipate continued fluctuations in our results.

LIQUIDITY AND CAPITAL RESOURCES

We had total current assets of $192,999 at August 31, 2011. This is not sufficient to expand our operations and meet demand. The bulk of our assets are $2,597,691 in revenue earning vehicles. While we could continue to operate at present levels without a capital infusion, we have become a public company in the United States in an effort to access capital markets to expand from our current operations in the Johannesburg area to several other metropolitan areas in South Africa.

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
Management does not expect to have to dilute the 112,500,000 issued shares in the near future. Instead we intend to attempt to to make use of asset based financing to grow our fleet of rental cars. We will be looking in the short term to raise debt of approximately $3m to increase the fleet during the 2012 calendar year. The funders we have approached have expressed strong interest and believe that we can reach this target but there are no guarantees.

RISK FACTORS

This report includes forward-looking statements about our business and results of operations that are subject to risks and uncertainties. See "Forward-Looking Statements," above. Factors that could cause or contribute to such differences include those discussed below. We have discussed all known material risks below RISKS RELATED TO OUR FINANCIAL CONDITION AND OUR BUSINESS

RISKS RELATED TO THE COSTS OF RUNNING A PUBLIC COMPANY

The costs of running a public company, including hiring additional staff, professional fees and filing and printing are expected to average around $70,000 per year. This will affect our cost structure and the costs of running the business.

RISKS CONCERNING RELATED PARTY LOANS

There were $144,302 in loans to management at our reporting date. As of the date of this filing all of these loans have been repaid. In addition, all loans from related parties to EAC have also been repaid.

RISKS RELATING TO PLANS FOR ADDITIONAL FINANCING.

As at August 31, 2011, we had $120,822 cash on hand. These cash resources are not sufficient for us to execute our expansion plan which entails an additional $7m over the next two years. We have recently negotiated a credit line of $1m for asset based finance on favorable terms. (Frank not sure what I can say here. The private placing was for $3m and would have ensured we would get at least double that in asset based finance. What do we do here now?) If we do not generate sufficient cash from our intended financing activities and sales, we will be unable to operate our business at expanded levels which management believes would benefit shareholders. If we are able to arrange debt or equity financing it may be on terms that are not beneficial to our shareholders.

IF WE ARE UNABLE TO CONTINUE TO RETAIN THE SERVICES OF JOHN STOREY OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED MANAGERIAL AND COMPANY PERSONNEL, WE MAY NOT BE ABLE TO CONTINUE OPERATIONS.

Our success depends to a significant extent upon the continued services of John Storey our CEO and President. The loss of the services of Mr. Storey could have a material adverse effect on our growth, revenues, and prospective business. Mr. Storey does not have an employment agreement with us. We do not have a "key person" life insurance policy on Mr. Storey.

In order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and company personnel having experience in car rental operations. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

IF WE CANNOT EFFECTIVELY MANAGE OUR INTERNAL GROWTH, OUR BUSINESS PROSPECTS, REVENUES AND PROFIT MARGINS MAY SUFFER.

If we fail to effectively manage our internal growth in a manner that minimizes strains on our resources, we could experience disruptions in our operations and ultimately be unable to generate revenues or profits. We expect that we will need to significantly expand our operations to successfully implement our business strategy. As we add marketing, sales and build our infrastructure, we expect that our operating expenses and capital requirements will increase. To effectively manage our growth, we must continue to expend funds to improve our operational, financial and management controls, and our reporting systems and procedures. In addition, we must effectively expand, train and manage our employee base. If we fail in our efforts to manage our internal growth, our prospects, revenue and profit margins may suffer.

WE ARE TO ESTABLISH AND MAINTAIN REQUIRED DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROLS OVER FINANCIAL REPORTING AND TO MEET THE PUBLIC REPORTING AND THE FINANCIAL REQUIREMENTS FOR OUR BUSINESS.

Our management has a legal and fiduciary duty to establish and maintain disclosure controls and control procedures in compliance with the securities laws, including the requirements mandated by the Sarbanes-Oxley Act of 2002. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. Because we have limited resources, we may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting, and disclosure controls and procedures. In addition, the attestation process by our independent registered public accounting firm is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accounting firm. If we cannot assess our internal control over financial reporting as effective or provide adequate disclosure controls or implement sufficient control procedures, or our independent registered public accounting firm is is not expressly reporting on our internal controls and the lack of such report on such assessment, may cause investor confidence and share value may be negatively impacted. We currently do not have a sufficient number of management employees to establish adequate controls and procedures.

OUR OFFICERS HAVE NO EXPERIENCE IN MANAGING A PUBLIC COMPANY.

Our present officers have no previous experience in managing a United States public company and we do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

CONTROL BY MANAGEMENT

Our company is effectively controlled by management, specifically Hardie our Chairman of the Board, who owns 78,750,000 shares or 70% of our 112,500,000 issued and outstanding shares of common stock as of December 9, 2011. Accordingly, he will be able to elect our board of directors and control our corporate affairs for the foreseeable future.

RISKS RELATED TO COMMON STOCK

THE LARGE NUMBER OF SHARES ELIGIBLE FOR IMMEDIATE AND FUTURE SALES MAY DEPRESS THE PRICE OF OUR STOCK. As of December 9, 2011 we had 112,500,000 shares of common stock outstanding. 33,750,00 shares are "free trading" and may serve to overhang the market and depress the price of our common stock.

ADDITIONAL FINANCINGS MAY DILUTE THE HOLDINGS OF OUR CURRENT SHAREHOLDERS.

In order to provide capital for the operation of the business, we may enter into additional financing arrangements. These arrangements may involve the issuance of new shares of common stock, debt securities that are convertible into common stock or warrants for the purchase of common stock. Any of these items could result in a material increase in the number of shares of common stock outstanding, which would in turn result in a dilution of the ownership interests of existing common shareholders. In addition, these new securities could contain provisions, such as priorities on distributions and voting rights, which could affect the value of our existing common stock.

THERE IS CURRENTLY A LIMITED PUBLIC MARKET FOR OUR COMMON STOCK. FAILURE TO DEVELOP OR MAINTAIN A TRADING MARKET COULD NEGATIVELY AFFECT ITS VALUE AND MAKE IT DIFFICULT OR IMPOSSIBLE FOR YOU TO SELL YOUR SHARES.

Our common stock trades on the OTCBB under the Symbol VRIS. There has been a limited public market for our common stock and an active public market for our common stock may not develop. Failure to develop or maintain an active trading market could make it difficult for you to sell your shares or recover any part of your investment in us. Even if a market for our common stock does develop, the market price of our common stock may be highly volatile. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

CONTROLS AND PROCEDURES

(A) EVALUATION OF DISCLOSURE CONTROLS AND PROCEDURES

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our Securities Exchange Act reports is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. In designing and evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, as ours are designed to do, and management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

(B) CHANGES IN INTERNAL CONTROLS

There were no changes in our internal controls and procedures in internal control over financial reporting that occurred during the period covered by this report that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

NO DIVIDENDS

We never have paid any dividends on our common stock and we do not intend to pay any dividends in the foreseeable future.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements (Previously filed)

          Victoria Internet Services Financial Services Financial Statements November 30, 2011 (unaudited)

          EAC Financial Statements for the years ended February 28, 2011 and
          2010.

          EAC Financial Statements for the six months ended August 31, 2011 and 2010 (unaudited)

     (b)  Pro-Forma Financial Information (Previously filed)

          Pro-Forma Financial Statements August 31, 2011 and June 30, 2011 (unaudited)

          Pro Forma Financial Statements February 28, 2011 and December 31, 2010 (unaudited).

     (c)  Exhibits

          10.1 Agreement and Plan of Reorganization, by and among VICTORIA INTERNET SERVICES, INC., a Nevada corporation, Leon Golden and Earn-A-Car (PTY), LTD., a corporation organized under the laws of the Republic of South Africa. (Previously Filed)

          14.1 Code of Ethics (Previously Filed)

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARN-A-CAR, INC.


By: /s/ John Storey, CEO
   --------------------------------
   John Storey, CEO
Dated: April 15, 2013

                                EARN-A-CAR, INC.
                   (Formerly Victoria Internet Services, Inc.)

                              FINANCIAL STATEMENTS

                                FEBRUARY 29, 2012

                                    CONTENTS

Report of Independent Registered Public Accounting Firm                    F-1

Balance Sheets as of February 29, 2012 and February 28, 2011               F-2

Statements of Operations for the years ended
February 29, 2012 and February 28, 2011                                    F-3

Statements of Other Comprehensive Income for the years
ended February 29, 2012 and February 28, 2011                              F-4

Statement of Stockholders' Equity as of February 29, 2012                  F-5

Statements of Cash Flows for the years ended
February 29, 2012 and February 28, 2011                                    F-6

Notes to the Financial Statements                                          F-7

Silberstein Ungar, PLLC CPAs and Business Advisors
--------------------------------------------------------------------------------
                                                            Phone (248) 203-0080
                                                              Fax (248) 281-0940
                                                30600 Telegraph Road, Suite 2175
                                                    Bingham Farms, MI 48025-4586
                                                                  www.sucpas.com


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Earn-A-Car, Inc.
Benoni, South Africa

We have audited the accompanying balance sheets of Earn-A-Car, Inc. (formerly Victoria Internet Services, Inc.) as of February 29, 2012 and February 29, 2011, and the related statements of operations, other comprehensive income (loss), stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Earn-A-Car, Inc. (formerly Victoria Internet services, Inc.) as of February 29, 2012 and February 28, 2011, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


/s/ Silberstein Ungar, PLLC
-----------------------------------
Silberstein Ungar, PLLC
Bingham Farms, Michigan
May 24, 2012

                                EARN-A-CAR, INC.
                   (Formerly Victoria Internet Services, Inc.)
                                 BALANCE SHEETS
                     FEBRUARY 29, 2012 AND FEBRUARY 28, 2011

                                                                      February 29, 2012     February 28, 2011
                                                                      -----------------     -----------------
                                     ASSETS
Current Assets
  Cash and cash equivalents                                              $   171,354           $    69,480
  Receivables, net                                                            99,721                38,961
                                                                         -----------           -----------
Total Current Assets                                                         271,075               108,441
                                                                         -----------           -----------

Property and equipment, net                                                   14,242                 9,607
                                                                         -----------           -----------
Revenue-earning vehicles, net                                              2,982,060             2,363,832
                                                                         -----------           -----------
Other Assets
  Loans to shareholders                                                            0                13,169
  Loan receivable                                                             15,312                16,682
                                                                         -----------           -----------
Total Other Assets                                                            15,312                29,851
                                                                         -----------           -----------

TOTAL ASSETS                                                             $ 3,282,689           $ 2,511,731
                                                                         ===========           ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Current Liabilities
  Accounts payable                                                       $   292,447           $   220,402
  Accrued expenses                                                            51,747                21,032
  Current portion of leases payable                                          593,533               398,908
  Current portion of loans payable                                           152,243               201,162
                                                                         -----------           -----------
Total Current Liabilities                                                  1,089,970               841,504
                                                                         -----------           -----------
Long-term Debt
  Loans from - shareholders                                                    1,000                97,878
  Leases payable                                                             741,582               241,474
  Loans payable                                                              726,808               898,840
                                                                         -----------           -----------
Total Long-term Debt                                                       1,469,390             1,238,192
                                                                         -----------           -----------

Total Liabilities                                                          2,559,360             2,079,696
                                                                         -----------           -----------
Stockholders' Equity
  Common stock, $0.0000001 par value, 250,000,000 shares authorized,
   112,250,000 and 500 shares issued and outstanding, respectively                25                    60
  Additional paid in capital                                                   5,409                     0
  Accumulated other comprehensive (loss)                                     (35,278)               (5,792)
  Retained earnings                                                          753,173               437,767
                                                                         -----------           -----------
Total Stockholders' Equity                                                   723,329               432,035
                                                                         -----------           -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $ 3,282,689           $ 2,511,731
                                                                         ===========           ===========

                 See accompanying notes to financial statements.

                                EARN-A-CAR, INC.
                   (Formerly Victoria Internet Services, Inc.)
                            STATEMENTS OF OPERATIONS
           FOR THE YEARS ENDED FEBRUARY 29, 2012 AND FEBRUARY 28, 2011

                                                       For the                 For the
                                                      year ended              year ended
                                                   February 29, 2012       February 28, 2011
                                                   -----------------       -----------------
Revenues
  Vehicle rentals                                     $ 2,518,631             $ 2,124,939
  Other                                                    11,273                  12,667
                                                      -----------             -----------
Total Revenues                                          2,529,904               2,137,606
                                                      -----------             -----------
Expenses
  Direct vehicle and operating                            943,823               1,068,370
  Vehicle depreciation and lease charges                  516,119                 204,303
  Selling, general and administrative                     537,333                 370,474
  Interest expense                                        218,903                  93,894
                                                      -----------             -----------
Total Expenses                                          2,216,178               1,737,041

                                                      -----------             -----------
Operating Income                                          313,726                 400,565

Other Income
  Interest income                                           1,680                     155
                                                      -----------             -----------

Net Income Before Provision for Income Taxes              315,406                 400,720

Provision for Income Taxes                                      0                       0

                                                      -----------             -----------

Net Income                                            $   315,406             $   400,720
                                                      ===========             ===========

Earnings per Share                                    $      0.01             $  1,335.73
                                                      ===========             ===========

Weighted Average Common Shares Outstanding             41,435,997                     300
                                                      ===========             ===========

                 See accompanying notes to financial statements.

                                EARN-A-CAR, INC.
                   (FORMERLY VICTORIA INTERNET SERVICES, INC.)
                 STATEMENTS OF OTHER COMPREHENSIVE INCOME (LOSS)
           FOR THE YEAR ENDED FEBRUARY 29, 2012 AND FEBRUARY 28, 2011

                                                     For the                 For the
                                                    year ended              year ended
                                                February 29, 2012       February 28, 2011
                                                -----------------       -----------------
Net Income                                          $ 315,406               $ 400,720
                                                    ---------               ---------
Foreign Currency Translation
  Change in cumulative translation adjustment         (29,486)                  6,073
                                                    ---------               ---------

Total                                               $ (29,486)              $   6,073
                                                    =========               =========


                 See accompanying notes to financial statements.

                                EARN-A-CAR, INC.
                   (Formerly Victoria Internet Services, Inc.)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                             AS OF FEBRUARY 29, 2012

                                                                                Accumulated
                                               Common stock                        Other          Retained
                                         --------------------      Paid in     Comprehensive      Earnings
                                         Shares        Amount      Capital     Income (Loss)      (Deficit)       Total
                                         ------        ------      -------     -------------      ---------       -----
Balance February 28, 2009                     100     $    10      $    --      $   29,931       $(229,369)     $(199,428)

(Loss) on currency translation                 --          --           --         (41,796)             --        (41,796)

Net earnings                                   --          --           --              --         266,416        266,416
                                      -----------     -------      -------      ----------       ---------      ---------
Balance February 28, 2010                     100          10           --         (11,865)         37,047         25,192

Common stock issued for
 cash at par                                  400          50           --              --              --             50

Gain on currency translation                   --          --           --           6,073              --          6,073

Net earnings                                   --          --           --              --         400,720        400,720
                                      -----------     -------      -------      ----------       ---------      ---------
Balance, February 28, 2011                    500          60           --          (5,792)        437,767        432,035

(Loss) on currency translation                 --          --           --         (29,486)             --        (29,486)

Reorganization adjustment             233,749,500         (35)       5,409              --              --          5,374

Cancellation of Golden's stock       (121,500,000)         --           --              --              --             --

Net income                                     --          --           --              --         315,406        315,406
                                      -----------     -------      -------      ----------       ---------      ---------

Balance, February 29, 2012            112,250,000     $    25      $ 5,409      $  (35,278)      $ 753,173      $ 723,329
                                      ===========     =======      =======      ==========       =========      =========

                 See accompanying notes to financial statements.

                                EARN-A-CAR, INC.
                   (Formerly Victoria Internet Services, Inc.)
                            STATEMENTS OF CASH FLOWS
           FOR THE YEAR ENDED FEBRUARY 29, 2012 AND FEBRUARY 28, 2011

                                                                    For the                   For the
                                                                   year ended                year ended
                                                                February 29, 2012         February 28, 2011
                                                                -----------------         -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income and other comprehensive income                        $   315,406               $   400,720
  Adjustments to Reconcile Net Income to Net
   Cash Provided by
    OPERATING ACTIVITIES:
      Depreciation                                                     522,591                   206,757
      Net losses from disposition of revenue-earning vehicles           69,010                    66,386
    CHANGE IN ASSETS AND LIABILITIES:
      (Increase) decrease in receivables                               (60,760)                   16,386
      Increase (decrease) in accounts payables                          72,045                   (72,382)
      Increase (decrease) in accrued expenses                           30,715                     5,626
                                                                   -----------               -----------
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES                            949,007                   623,493
                                                                   -----------               -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Revenue-earning vehicles:
    Purchases                                                       (1,203,065)                 (445,636)
    Proceeds from sales                                                      0                         0
  Property, equipment and software:
    Purchases                                                          (11,401)                  (10,396)
    Proceeds from sales                                                      0                         0
    Loans extended                                                      14,540                   (16,682)
                                                                   -----------               -----------
CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES                  (1,199,926)                 (472,714)
                                                                   -----------               -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                                         0                        50
  Additional paid in capital, due to merger                              5,374
  Proceeds from (Payments on) leases payable (net)                     694,734                   (52,963)
  Proceeds from (Payments on) loans payable (net)                     (220,950)                  181,657
  Proceeds from (Payments on) shareholder loans (net)                  (96,879)                 (247,390)
                                                                   -----------               -----------
CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES                     382,279                  (118,646)
                                                                   -----------               -----------

Exchange rate effect on cash and cash equivalents                      (29,486)                    6,073

NET INCREASE IN CASH AND CASH EQUIVALENTS                              101,874                    38,206
  Cash, beginning of period                                             69,480                    31,274
                                                                   -----------               -----------
  Cash, end of period                                              $   171,354               $    69,480
                                                                   ===========               ===========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest                                           $   218,903               $    93,894
                                                                   ===========               ===========
  Cash paid for income taxes                                       $         0               $         0
                                                                   ===========               ===========

                 See accompanying notes to financial statements.

                                EARN-A-CAR, INC.
                   (Formerly Victoria Internet Services, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
                                FEBRUARY 29, 2012


1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS - Earn-A-Car, Inc. (formerly Victoria Internet Services, Inc.) was incorporated in the State of Nevada on October 9, 2009. The company was organized to operate as an online tax preparation service in the North American market. On December 7, 2011, prior to commencing those operations, the company has opted to change its business focus to the daily rental of vehicles in the South African market.

On December 7, 2011, a simultaneous execution and closing was held under an Agreement and Plan of Reorganization (the Plan"), by and among Victoria Internet Services, Inc. (the "Company" "us" "we" ), Leon Golden (our then principal shareholder) ("Golden") and Earn-A-Car (PTY), LTD., a corporation organized under the laws of the Republic of South Africa ("EAC") and Depassez Investments Ltd, a Seychelles corporation ("DPL"), owned by Graeme Hardie (our new principal shareholder) ("Hardie").

Under the Plan DPL acquired 78,500,000 shares of our common stock from Golden for $150,000 and the balance of Golden's 205,000,000 shares were submitted to the transfer agent for cancellation and DPI contributed all of the shares of EAC to the Company so that EAC became a wholly owned subsidiary of the Company and the business of the Company is now the business of EAC. Mr. Golden also resigned as an officer and director of the Company and John Storey ("Storey") and Hardie were elected as directors and Storey was appointed CEO and President with Hardie being appointed Chairman of the board.

On February 10, 2012 the Company filed an amendment with the Secretary of State for Nevada to gain permission to change its name from Victoria Internet Services, Inc. to Earn-A-Car, Inc. In conjunction with the name change the Company also filed to have a new symbol on the Over The Counter Bulletin Board (OTCBB). As of March 8, 2012 the Company no longer is listed with the symbol VRIS, and is now listed on the OTCBB as EACR.

EARN-A-CAR (PTY) LTD - The wholly owned subsidiary was incorporated in South Africa on July 2, 2005, and is primarily engaged in the business of the daily rental of vehicles to business and leisure customers through company-owned stores in the country of South Africa. On July 18, 2011, its name was changed from "EasyCars Rental and Sales (PTY) Ltd." to "Earn-A-Car (PTY) Ltd.".

BASIS OF PRESENTATION - The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and are presented in U.S. Dollars. In the opinion of management, all adjustments necessary in order for the financial statements to be not misleading have been reflected herein. The Company has selected a February 28 year end.

ESTIMATES - The preparation of the Company's consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures in the consolidated financial statements. Actual results could differ materially from those estimates.

CASH AND CASH EQUIVALENTS - Cash and cash equivalents include cash on hand and on deposit, including highly liquid investments with initial maturities of three months or less. At February 29, 2012 and February 28, 2011 the Company had $171,354 and $69,480 in cash and cash equivalents, respectively.

ALLOWANCE FOR DOUBTFUL ACCOUNTS - An allowance for doubtful accounts is generally established during the period in which receivables are recorded. The allowance is maintained at a level deemed appropriate based on loss experience and other factors affecting collectability. As of February 29, 2012 and February 28, 2011 the Company had $264,189 and $317,313 in impaired receivables, respectively. The allowance for these impaired receivables was $164,295 and $17,210 for 2012 and 2011 respectively.

FINANCING ISSUE COSTS - Financing issue costs related to vehicle debt are deferred and amortized to interest expense over the term of the related debt using the effective interest method.

                                EARN-A-CAR, INC.
                   (Formerly Victoria Internet Services, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
                                FEBRUARY 29, 2012


1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECEIVABLES AND PAYABLES- Trade receivables and payables are measured at initial recognition at fair value, and are subsequently measured using the effective interest rate method of valuation. Appropriate allowances for estimated uncollectible receivable balances are recognized in profit or loss when there is evidence of impairment. Payables includes all accrued cash back liability to clients as adjusted as required for the Company to meet its cash back obligation to its clients. The amount is determined at contract inception and is the approximate amount required to generate a lump sum at end of cash back period sufficient to match the future carrying value of the car at the end of this period. Cash back is accrued for monthly and the accrual is adjusted for regularly as required to ensure no shortfall occurs at the end of the period.

REVENUE-EARNING VEHICLES AND RELATED VEHICLE DEPRECIATION EXPENSE - Revenue-earning vehicles are stated at cost, net of related discounts.

The Company must estimate what the residual values of these vehicles will be at the expected time of disposal to determine monthly depreciation rates. The estimation of residual values requires the Company to make assumptions regarding the age and mileage of the car at the time of disposal, as well as the general used vehicle auction market. The Company evaluates estimated residual values periodically, and adjusts depreciation rates accordingly, on a prospective basis.

Differences between actual residual values and those estimated by the Company result in a gain or loss on disposal and are recorded as an adjustment to depreciation expense. Actual timing of disposal either shorter or longer than the life used for depreciation purposes could result in a loss or gain on sale. Generally, the average holding term for vehicles is approximately 7 years.

PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost and are depreciated using principally the straight-line method over the estimated useful lives of the related assets. Estimated useful lives generally range from ten to thirty years for buildings and improvements and two to seven years for furniture and equipment. Leasehold improvements are amortized over the estimated useful lives of the related assets or leases, whichever is shorter. The average useful lives of fixed assets are as follows:

         Motor vehicles                     6 years
         Computer equipment                 3 years
         Computer software                  2 years
         Leased assets - motor vehicles     6 years

LONG-LIVED ASSETS - The Company reviews the value of long-lived assets, including software, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable based upon estimated future cash flows and records an impairment charge, equaling the excess of the carrying value over the estimated fair value, if the carrying value exceeds estimated future cash flows.

FOREIGN CURRENCY TRANSLATION - The Company's functional currency is the South African Rand. However, the presentation base of these financial statements is in US dollars. Foreign assets and liabilities are translated into US$ using the exchange rate in effect at the balance sheet date, and results of operations are translated using an average rate for the period. Translation adjustments are accumulated and reported as a component of accumulated other comprehensive income or loss.

                                EARN-A-CAR, INC.
                   (Formerly Victoria Internet Services, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
                                FEBRUARY 29, 2012


1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION - Revenues from vehicle rentals are recognized as earned on a daily basis under the related rental contracts with customers.

ADVERTISING COSTS - Advertising costs are primarily expensed as incurred. During the years ended February 29, 2012 and February 28, 2011, the Company incurred advertising expense of $16,494 and $17,492, respectively.

INCOME TAXES - The Company has provided for income taxes on its separate taxable income or loss and other tax attributes. Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. The Company has no tax liability in the United States.

EARNINGS PER SHARE - Basic earnings per share ("EPS") is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted EPS is based on the combined weighted average number of common shares and common share equivalents outstanding which include, where appropriate, the assumed exercise of options. There were no such common stock equivalents outstanding at February 29, 2012.

OTHER COMPREHENSIVE INCOME (LOSS) - Comprehensive income (loss) consists of net income (loss) and other gains and losses affecting stockholder's equity that, under GAAP, are excluded from net income (loss), including foreign currency translation adjustments, gains and losses related to certain derivative contracts, and gains or losses, prior service costs or credits, and transition assets or obligations associated with pension or other postretirement benefits that have not been recognized as components of net periodic benefit cost.

STOCK-BASED COMPENSATION- Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 and 123 (R) (ASC 718). To date, the Company has not adopted a stock option plan and has not granted any stock options.

NEW ACCOUNTING STANDARDS - The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

2. REVENUE-EARNING VEHICLES

Revenue-earning vehicles consist of the following:

                                        February 29, 2012      February 28, 2011
                                        -----------------      -----------------
Revenue-earning vehicles                  $ 4,028,709            $ 3,081,754
Less accumulated depreciation              (1,046,649)              (717,922)
                                          -----------            -----------
                                          $ 2,982,060            $ 2,363,832
                                          ===========            ===========

Rent expense for vehicles leased under operating leases was $0 and $0 for the years ending February 29, 2012 and February 28, 2011, respectively, and is included in vehicle depreciation and lease charges, net.

                                EARN-A-CAR, INC.
                   (Formerly Victoria Internet Services, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
                                FEBRUARY 29, 2012


3. PROPERTY AND EQUIPMENT

Major classes of property and equipment consist of the following:

                                        February 29, 2012      February 28, 2011
                                        -----------------      -----------------
Computer equipment                          $ 17,757               $  9,385
Computer software                              5,649                  3,192
                                            --------               --------
                                              23,406                 12,577
Less accumulated depreciation                 (9,164)                (2,970)
                                            --------               --------
                                            $ 14,242               $  9,607
                                            ========               ========

During 2012 and 2011, the Company recorded no provisions for the impairment of assets.

4. LOANS RECEIVABLE

At February 29, 2012, the Company has no loans receivable from shareholders. At February 28, 2011, the Company has a loan receivable from a shareholder of $13,169 from M. Du Plessis.

At February 29, 2012 and February 28, 2011, the Company has a receivable due under a settlement agreement with a former employee with a balance of $15,312 and $16,682, respectively. This loan is to be repaid with interest of 10% in 48 equal installments of about $425 beginning in March, 2011.

5. DEBT AND OTHER OBLIGATIONS

Debt and other obligations consist of the following:

                                                                 February 29, 2012          February 28, 2011
                                                                 -----------------          -----------------
Loan payable - individual - unsecured, interest bearing,            $    26,546                $    27,804
no fixed repayment terms

Loan payable - individual - unsecured, interest bearing,
no fixed repayment terms                                                 66,366                     69,510

Loan payable - individual - unsecured, interest bearing,
no fixed repayment terms                                                 90,257                     95,229

Loan payable - individual - unsecured, interest bearing,
no fixed repayment terms                                                104,373                    110,013

Loan payable - other - unsecured, interest bearing, no
fixed repayment terms                                                   252,488                    596,284

Loan payable - Jay & Jayendra (Pty) Ltd. Secured by
company vehicles, bearing an interest rate of the prime
rate, payable within 12 months.                                         159,278                    166,824

Loan payable - other - unsecured, 2% per month interest,
repayable within 60 days after year end, subject to
default immediate repayment stipulation                                 119,458                         --

Loan payable - other - unsecured, interest bearing, no
fixed repayment terms                                                    32,786                     34,338
                                                                    ------------               ------------
Total                                                               $   851,552                $ 1,100,002
Current portion of loans payable                                         32,785                    201,162
                                                                    ------------               ------------
Long-term portion of loans payable                                  $   818,767                $   898,840
                                                                    ============               ============

                                EARN-A-CAR, INC.
                   (Formerly Victoria Internet Services, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
                                FEBRUARY 29, 2012


5. DEBT AND OTHER OBLIGATIONS (CONTINUED)

Expected maturities of debt and other obligations outstanding at February 29, 2012 are as follows:

                                      Loan Amounts        Lease Amounts           Total
                                      ------------        -------------        ----------
Year ending February 28, 2013          $  152,243          $  593,533          $  745,776
Year ending February 28, 2014                  --             437,418             437,418
Year ending February 28, 2015                  --             276,398             276,398
Year ending February 28, 2016                  --              27,766              27,766
Year ending February 28, 2017                  --                  --                  --
Thereafter                                699,308                  --             699,308
                                       ----------          ----------          ----------
      Total                            $  851,551          $1,335,115          $2,186,666
                                       ==========          ==========          ==========

Installment sales and lease contracts are secured by installment sales and finance lease agreements over revenue generating vehicles, having 2012 carrying values of $546,796 and 1,624,501 respectively and 2011 carrying values of $734,113 and $819,998 respectively. These installment sales and lease contracts are repayable in monthly installments for 2012 of $15,443 and $58,647 respectively and 2011 monthly installments of $21,046 and $21,725 respectively.

6. PROVISION FOR INCOME TAXES

The Company has no obligation for any federal or state income taxes in the United States. Further, no provision has been made for taxes in South Africa for 2012 nor 2011 because the taxable losses and loss carryovers exceed the income in those years.

7. EQUITY

On November 14, 2011 the Company filed a certificate of amendment to the articles of incorporation which caused a 50 for 1 forward common stock split and an increase in authorized common shares to 250,000,000.

On January 19, 2012 the Company cancelled 121,500,000 shares of common stock that were held by Leon Golden, the former owner of Victoria Internet Services, Inc.

As of February 29, 2012 and February 28, 2011 there were 112,250,000 and 500 common shares outstanding, respectively.

The Company is authorized to issue 20,000,000 preferred shares of stock. As of February 29, 2012 and February 28, 2011 there were no (0) shares outstanding.

8. COMMITMENTS AND CONTINGENCIES OPERATING LEASES

The Company operates from various leased premises under operating leases with terms up to 5 years. Some of the leases contain renewal options. No contingent rent is payable.

Expenses incurred under operating leases for the period were as follows:

                                        February 29, 2012      February 28, 2011
                                        -----------------      -----------------
Operating leases:
  Premises                                $    13,872            $    46,283
  Motor vehicles                                   --                 16,465
                                          -----------            -----------
                                          $    13,872            $    62,748
                                          ===========            ===========

                                EARN-A-CAR, INC.
                   (Formerly Victoria Internet Services, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
                                FEBRUARY 29, 2012


8. COMMITMENTS AND CONTINGENCIES (CONTINUED)

Future minimum rentals and fees under non-cancelable operating leases for the 12 month periods are presented in the following table:

February 28, 2013                     $13,872
February 28, 2014                     $13,872
February 28, 2015                     $13,872
February 29, 2016                     $13,872
February 28, 2017                     $13,872

At February 29, 2012, the Company had no outstanding vehicle purchase commitments over the next twelve months.

9.     RELATED PARTY TRANSACTIONS

The Company engages in activities with parties who hold ownership in the Company. The Company borrows funds from related parties and pays consulting fees to related parties. The related party transactions are as follows:

                                           February 29, 2012   February 28, 2011
                                           -----------------   -----------------
Loans payable to shareholders:
  Cobalt Capital (Pty) Ltd.                    $      0            $ 26,174
  G. Yannakopoulos                                    0              71,704
  G. Hardie                                       1,000
                                               --------            --------
Total loans payable to related parties         $  1,000            $ 97,878
                                               ========            ========
Loans receivable from shareholders
  Cobalt Capital (Pty) Ltd.                    $      0            $      0
  M. DuPlessis                                        0              13,169
  G. Yannakopoulos                                    0                   0
                                               --------            --------
Total loans receivable from related parties    $      0            $ 13,169
                                               ========            ========
Compensation paid to directors
  M. DuPlessis                                   52,482              52,697
  G. Yannakopoulos                               52,482              52,697
                                               --------            --------
                                               $104,964            $105,394
                                               ========            ========

10. SUBSEQUENT EVENTS
The Company has analyzed its operations subsequent to February 29, 2012 through May 6, 2012, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose.